UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

(732) 980-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

As announced on August 21, 2020, Enzon Pharmaceuticals, Inc. (the “Company” or “Enzon”) continues to anticipate that it will commence a rights offering, whereby it will distribute one transferable subscription right for each outstanding share of common stock owned, and that for every 1,105 subscription rights held, a shareholder will be entitled to purchase one unit, consisting of shares of common stock and preferred stock.

The terms of the preferred stock underlying each unit are currently expected to be consistent with those set forth in the Company’s August 21, 2020 press release. In addition, the Company expects that the preferred stock will not be redeemable by the Company during the first 24 months following issuance.

The Company continues to intend to file a registration statement with the U.S. Securities and Exchange Commission to register the issuance of the rights and the securities issuable upon exercise of the rights as soon as possible, and to issue the rights promptly following the effective date of the registration statement. The Company plans to include additional information regarding the rights offering, including the record date and subscription period, in the registration statement.

The Company is continuing discussions with two of its stockholders and believes that at least one of them is prepared to purchase all unsubscribed units, but neither has made any binding commitment to do so. Such agreement may or may not include provisions for representation on the board of directors as the Company has had discussions regarding possible shareholder rights and board representation.

As of the date of this report, the Company has not entered into any definitive agreement with any party with respect to the rights offering, and the terms of the rights offering are subject to change in the discretion of the Company’s board of directors.

This report does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale, nor shall there be any sale of such securities of Enzon in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this report, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the Company’s ability to file its registration statement in the expected timeframe and to cause the registration statement to become effective, the Company’s ability to cause the rights to be quoted on the OTCQX, the Company’s ability to use the net proceeds of the offering to position itself as a public company acquisition vehicle, the possibility that the anticipated benefits of the right offering will not be realized, and that the Company’s existing investors may not exercise their rights or purchase unsubscribed units as expected. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this report is as of the date of this report and Enzon does not intend to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: August 31, 2020
	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary